UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November29, 2010

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1000
 Louisville, Kentucky 40222
(Address of Principal Executive Offices)

502-657-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation

On November 29, 2010 Beacon Enterprise Solutions Group, Inc., a Nevada Corporation (“Beacon” or “Company”) initiated a private placement (the “Placement”) of up to $3,000,000 of 12 month Senior Secured Notes (“Notes”) with warrants to purchase 100 shares of Beacon’s common stock at $1.00 per share for every $1,000 in principal invested.  The Notes bear interest at 9% APR.  The Placement will be made on a "best efforts" basis with a Minimum of $600,000 and a Maximum of $3,000,000. Net proceeds will be used to repay and replace an existing Senior Secured Bank Note totaling approximately $300,000 and for additional working capital.  The Placement will expire on the sooner of (a) January 31, 2011 if the Minimum has not been met or (b) the date that the Maximum has been raised. This funding is in addition to the $4 million unsecured credit facility announced in August of 2010, of which only approximately $335,000 is currently utilized.

Item 7.01 Regulation FD

On November 29, 2010, Beacon Enterprise Solutions Group, Inc. issued a press release announcing additional credit facility.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit 99.1

Press release dated November 29, 2010.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Items 2.03,7.01 and 9.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: November 29, 2010	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer